As filed with the U.S. Securities and Exchange Commission on June 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Agree Realty Corporation

(Exact name of Registrant as specified in its charter)

Maryland	38-3148187
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

32301 Woodward Avenue Royal Oak, Michigan	48073
(Address of Principal Executive Offices)	(Zip Code)

2024 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Joel N. Agree President and Chief Executive Officer Agree Realty Corporation 32301 Woodward Avenue Royal Oak, MI 48073
(Name and address of agent for service)

(248) 737-4190
(Telephone number, including area code, of agent for service)

Copy to: Donald J. Kunz, Esq. Emily Johns, Esq. Honigman LLP 2290 First National Building 660 Woodward Avenue Detroit, Michigan 48226-3506 (313) 465-7454 (telephone) (313) 465-7455 (facsimile)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The Board of Directors of Agree Realty Corporation (the “Registrant”) adopted the 2024 Omnibus Incentive Plan (the “2024 Plan”) on February 21, 2024, and the 2024 Plan was approved by the Registrant’s stockholders on May 23, 2024. The aggregate number of shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), that may be issued under all awards granted pursuant to the 2024 Plan is equal to 2,000,000 (the “Newly-Authorized Shares”).

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by the Registrant to register the offer and sale of the Newly-Authorized Shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 has been or will be sent or given to the 2024 Plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement (other than information in such filings that was “furnished” under applicable Commission rules rather than “filed”):

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 13, 2024 (the “2023 Form 10-K”), including the information specifically incorporated by reference into the 2023 Form 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 12, 2024;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024, filed with the Commission on April 23, 2024;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on January 3, 2024, February 16, 2024; April 3, 2024, May 8, 2024, May 13, 2024 and May 23, 2024); and

(d)	the description of Registrant’s Common Stock, set forth in the Registrant’s Form 8-A filed with the Commission on March 18, 1994, including any amendments and reports filed for the purpose of updating such description.

All other documents that the Registrant files (other than information in such filings that was “furnished” under applicable Commission rules rather than “filed”) with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

Any statement herein or contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

●	actual receipt of an improper benefit or profit in money, property or services; or

●	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The Registrant’s articles of incorporation, as amended and supplemented from time to time (the “Charter”), contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

The Registrant’s present and former officers and directors are and will be indemnified under Maryland law and the Registrant’s Charter and amended and restated bylaws, as amended (the “Bylaws”) against certain liabilities. The Charter and Bylaws require the Registrant to indemnify its directors and officers, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay to its directors and officers or reimburse reasonable expenses of its directors and officers in advance of the final disposition of a proceeding, in each case to the fullest extent permitted from time to time by the laws of the State of Maryland. The Registrant may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Registrant as a director or officer and any employee or agent of the Registrant or of a predecessor of the Registrant.

Maryland law requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

●	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis of that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

●	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

●	a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Registrant maintains liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as the Registrant’s directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling the Registrant for liability arising under the Securities Act, the Registrant has been informed that, in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013)

4.2	Articles of Amendment of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 6, 2015)

4.3	Articles of Amendment of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 3, 2016)

4.4	Articles Supplementary of the Registrant, dated February 26, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 28, 2019)

4.5	Articles of Amendment of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 25, 2019)

4.6	Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 10, 2021)

4.7	Articles Supplementary of the Company, dated September 13, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 13, 2021)

4.8	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 9, 2013)

4.9	First Amendment to Amended and Restated Bylaws of the Registrant, effective February 26, 2019 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on February 28, 2019)

5.1*	Opinion of Ballard Spahr LLP

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Ballard Spahr LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1*	Power of Attorney (included after the signature of the Registrant contained on Signature Page of this Registration Statement)

99.1	2024 Omnibus Incentive Plan of the Registrant and forms of award agreements (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 23, 2024)

107*	Filing Fee Table

* Filed herewith

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Royal Oak, State of Michigan, on June 6, 2024.

AGREE REALTY CORPORATION

By:	/s/ Joel N. Agree
Joel N. Agree
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joel N. Agree, Richard Agree and Peter Coughenour as his or her true and lawful attorneys-in-fact and agents with full power of substitution, severally, for him or her in any and all capacities, to sign any or all amendments (including post-effective amendments thereto) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Richard Agree	Executive Chairman of the Board	June 6, 2024
Richard Agree	of Directors

/s/ Joel N. Agree	President, Chief Executive Officer	June 6, 2024
Joel N. Agree	and Director (Principal Executive Officer)

/s/ Peter Coughenour	Chief Financial Officer and Secretary	June 6, 2024
Peter Coughenour	(Principal Financial Officer)

/s/ Stephen Breslin	Chief Accounting Officer	June 6, 2024
Stephen Breslin	(Principal Accounting Officer)

/s/ Karen Dearing	Director	June 6, 2024
Karen Dearing

/s/ Merrie S. Frankel	Director	June 6, 2024
Merrie S. Frankel

/s/ Linglong He	Director	June 6, 2024
Linglong He

/s/ Mike Hollman	Director	June 6, 2024
Mike Hollman

/s/ Michael Judlowe	Director	June 6, 2024
Michael Judlowe

/s/ Greg Lehmkuhl	Director	June 6, 2024
Greg Lehmkuhl

/s/ John Rakolta	Director	June 6, 2024
John Rakolta

/s/ Jerome Rossi	Director	June 6, 2024
Jerome Rossi

[Signature Page to Registration Statement on Form S-8]